UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 7, 2023

McKESSON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13252	94-3207296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 State Hwy 161

Irving, TX 75039

(Address of Principal Executive Offices, and Zip Code)

(972) 446-4800

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MCK	New York Stock Exchange
1.500% Notes due 2025	MCK25	New York Stock Exchange
1.625% Notes due 2026	MCK26	New York Stock Exchange
3.125% Notes due 2029	MCK29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 7, 2023, McKesson Corporation (the “Company”) issued a press release (the “Press Release”) announcing that it has commenced a cash tender offer (the “Offer”) for the purchase of any and all of the Company’s 3.796% Notes due 2024 (the “2024 Notes”), of which $918,070,000 in aggregate principal amount is currently outstanding. The Offer is being conducted upon the terms and subject to the conditions set forth in an offer to purchase and related notice of guaranteed delivery, each dated as of June 7, 2023. The Offer will expire at 5:00 p.m. New York City time on June 13, 2023 unless extended or earlier terminated. The Company intends, but is not obligated, to satisfy and discharge the indenture governing the 2024 Notes with respect to all 2024 Notes that remain outstanding after completing the Offer, if any, in accordance with the terms and conditions set forth in the indenture governing the 2024 Notes.

A copy of the Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated June 7, 2023

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2023	McKesson Corporation

	By:	/s/ Britt J. Vitalone
Britt J. Vitalone
Executive Vice President and Chief Financial Officer